                       PRUDENTIAL SMALL COMPANY FUND, INC.
                                   (THE FUND)

                  CODE OF ETHICS ADOPTED PURSUANT TO RULE 17j-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                                   (THE CODE)

1.       PURPOSES

         The Code has been adopted by the Board of Directors/Trustees of the Fund, in accordance with Rule 17j-1(c) under the Investment Company Act of 1940 (the Act) and in accordance with the following general principles:

          (1) THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF SHAREHOLDERS
          FIRST.

            Investment company personnel should scrupulously avoid serving their own personal interests ahead of shareholders' interests in any decision relating to their personal investments.

          (2) THE REQUIREMENT THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED CONSISTENT WITH THE CODE AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF AN INDIVIDUAL'S POSITION OF TRUST AND RESPONSIBILITY.

            Investment company personnel must not only seek to achieve technical compliance with the Code but should strive to abide by its spirit and the principles articulated herein.

          (3) THE FUNDAMENTAL STANDARD THAT INVESTMENT COMPANY PERSONNEL SHOULD NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

            Investment company personnel must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders, including, but not limited to the receipt of unusual investment opportunities, perquisites, or gifts of more than a DE MINIMIS value from persons doing or seeking business with the Fund.

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         Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to a purchase or sale of a security held or to be acquired (as such term is defined in Section 2.) by an investment company, if effected by an associated person of such company.

         The purpose of the Code is to establish procedures consistent with the Act and Rule 17j-1 to give effect to the following general prohibitions as set forth in Rule 17j-1(b) as follows:

                  (a) It shall be unlawful for any affiliated person of or Principal Underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, by such registered investment company:

                        (1) To employ any device, scheme or artifice to defraud such registered investment company;

                        (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                        (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                        (4) To engage in any manipulative practice with respect to such registered investment company.

2.       DEFINITIONS

                  (a) "Access Person" means any director/trustee, officer, general partner or Advisory Person (including any Investment Personnel, as that term is defined herein) of the Fund, the Manager, the Adviser/Subadviser, or the Principal Underwriter.

                  (b) "Adviser/Subadviser" means the Adviser or Subadviser of the Fund or both as the context may require.

                  (c) "Advisory Person" means (i) any employee of the Fund, Manager or Adviser/Subadviser (or of any company in a control relationship to the Fund, Manager or Adviser/Subadviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

                  (d) "Beneficial Ownership" will be interpreted in the same manner as it would be under Securities Exchange Act Rule 16a-1(a)(2) in determining which security holdings of a person are subject to the reporting and short-swing profit provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership will apply to all securities which an Access Person has or acquires (EXHIBIT A).

                  (e) "Complex" means the group of registered investment companies for which Prudential Investments Fund Management LLC serves as Manager; provided, however, that with respect to Access Persons of the Subadviser (including any unit or subdivision thereof), "Complex" means the group of registered investment companies in the Complex advised by the Subadviser or unit or subdivision thereof.

                  (f) "Compliance Officer" means the person designated by the Manager, the Adviser/Subadviser, or Principal Underwriter (including his or her designee) as having responsibility for compliance with the requirements of the Code.

                  (g) "Control" will have the same meaning as that set forth in
         Section 2(a)(9) of the Act.

                  (h) "Disinterested Director/Trustee" means a Director/ Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Act.

                  An interested Director/Trustee who would not otherwise be deemed to be an Access Person, shall be treated as a Disinterested Director/Trustee for purposes of compliance with the provisions of the Code.
                  (i) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
                  (j) "Investment Personnel" means: (a) Portfolio Managers and other Advisory Persons who provide investment information and/or advice to the Portfolio Manager(s) and/or help execute the Portfolio Manager's(s') investment decisions, including securities analysts and traders ; and (b) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

                  (k) "Manager" means Prudential Investments Fund Management,
         LLC.

                  (l) "Portfolio Manager" means any Advisory Person who has the direct responsibility and authority to make investment decisions for the Fund.

                  (m) "Private placement" means a limited offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505 or rule 506 under such Securities Act.

                  (n) "Security" will have the meaning set forth in Section 2(a)(36) of the Act, except that it will not include shares of registered open-end investment companies, direct obligations of the Government of the United States, , short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as are designated by the Compliance Officer. For purposes of the Code, an "equivalent Security" is one that has a substantial economic relationship to another Security. This would include, among other things, (1) a Security that is exchangeable for or convertible into another Security, (2) with respect to an equity Security, a Security having the same issuer (including a private issue by the same issuer) and any derivative, option or warrant relating to that Security and (3) with respect to a fixed-income Security, a Security having the same issuer, maturity, coupon and rating.

                  (o) "Security held or to be acquired" means any Security or any equivalent Security which, within the most recent 15 days: (1) is or has been held by the Fund; or (2) is being considered by the Fund or its investment adviser for purchase by the Fund.

3.       APPLICABILITY

         The Code applies to all Access Persons and the Compliance Officer shall provide each Access Person with a copy of the Code. The prohibitions described below will only apply to a transaction in a Security in which the designated Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. The Compliance Officer will maintain a list of all Access Persons who are currently, and within the past five years, subject to the Code.

4.       PROHIBITED PURCHASES AND SALES

         A.       INITIAL PUBLIC OFFERINGS
         No Investment Personnel may acquire any Securities in an initial public offering. For purposes of this restriction, "Initial Public Offerings" shall not include offerings of government and municipal securities.

         B.       PRIVATE PLACEMENTS

         No Investment Personnel may acquire any Securities in a private placement without prior approval.

                  (i) Prior approval must be obtained in accordance with the preclearance procedure described in Section 6 below. Such approval will take into account, among other factors, whether the investment opportunity should be reserved for the Fund and its shareholders and whether the opportunity is being offered to the Investment Personnel by virtue of his or her position with the Fund. The Adviser/Subadviser shall maintain a record of such prior approval and reason for same, for at least 5 years after the end of the fiscal year in which the approval is granted.

                  (ii) Investment Personnel who have been authorized to acquire Securities in a private placement must disclose that investment to the chief investment officer (including his or her designee) of the Adviser/Subadviser (or of any unit or subdivision thereof) or the Compliance Officer when they play a part in any subsequent consideration of an investment by the Fund in the issuer. In such circumstances, the Fund's decision to purchase Securities of the issuer will be subject to an independent review by appropriate personnel with no personal interest in the issuer.

         C.       BLACKOUT PERIODS

                  (i) Except as provided in Section 5 below, Access Persons are prohibited from executing a Securities transaction on a day during which any investment company in the Complex has a pending "buy" or "sell" order in the same or an equivalent Security and until such time as that order is executed or withdrawn; provided, however, that this prohibition shall not apply to Disinterested Directors/Trustees except if they have actual knowledge of trading by any fund in the Complex and, in any event, only with respect to those funds on whose boards they sit.

                  This prohibition shall also not apply to Access Persons of the Subadviser who do not, in the ordinary course of fulfilling his or her official duties, have access to information regarding the purchase and sale of Securities for the Fund and are not engaged in the day-to-day operations of the Fund; provided that Securities investments effected by such Access Persons during the proscribed period are not effected with knowledge of the purchase or sale of the same or equivalent Securities by any fund in the Complex.

                  A "pending 'buy' or 'sell' order" exists when a decision to purchase or sell a Security has been made and communicated.

                  (ii) Portfolio Managers are prohibited from buying or selling a Security within seven calendar days before or after the Fund trades in the same or an equivalent Security. Nevertheless, a personal trade by any Investment Personnel shall not prevent a Fund in the same Complex from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by the Compliance Officer.

                  (iii) If trades are effected during the periods proscribed in
         (i) or (ii) above, except as provided in (iv) below with respect to (i) above, any profits realized on such trades will be promptly required to be disgorged to the Fund.

                  (iv) A transaction by Access Persons (other than Investment Personnel) inadvertently effected during the period proscribed in (i) above will not be considered a violation of the Code and disgorgement will not be required so long as the transaction was effected in accordance with the preclearance procedures described in Section 6 below and without prior knowledge of trading by any fund in the Complex in the same or an equivalent Security.

         D.       SHORT-TERM TRADING PROFITS

         Except as provided in Section 5 below, Investment Personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent

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Security within any 60 calendar day period. If trades are effected during the proscribed period, any profits realized on such trades will be immediately required to be disgorged to the Fund.

         E.       SHORT SALES

         No Access Person may sell any security short which is owned by any Fund in the Complex. Access Persons may, however make short sales when he/she owns an equivalent amount of the same security.

         F.       OPTIONS

         No Access Person may write a naked call option or buy a naked put option on a security owned by any Fund in the Complex. Access Persons may purchase options on securities not held by any Fund in the Complex, or purchase call options or write put options on securities owned by any Fund in the Complex, subject to preclearance and the same restrictions applicable to other Securities. Access Persons may write covered call options or buy covered put options on a Security owned by any Fund in the Complex at the discretion of the Compliance Officer.

         G.       INVESTMENT CLUBS

         No Access Person may participate in an investment club.

5.       EXEMPTED TRANSACTIONS

         Subject to preclearance in accordance with Section 6 below with respect to subitems (b), (e), (f), (g) and (i) hereof, the prohibitions of Sections 4(C) and 4(D) will not apply to the following:

                  (a) Purchases or sales of Securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions.

                  (b) Purchases or sales of Securities (or their equivalents) which are not eligible for purchase or sale by any fund in the Complex.

                  (c) Purchases or sales of Securities which are non-volitional on the part of either the Access Person or any fund in the Complex.

                  (d) Purchases of Securities which are part of an automatic dividend reinvestment plan.

                  (e) Purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  (f) Any equity Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 500 shares or less in the aggregate, if (i) the Access Person has no prior knowledge of activity in such security by any fund in the Complex and
         (ii) the issuer is listed on The New York Stock Exchange or has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion (or a corresponding market capitalization in foreign markets).

                  (g) Any fixed-income Securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such Securities by any fund in the Complex.

                  (h) Any transaction in index options effected on a broad-based index (See Exhibit B.)1

                  (i) Purchases or sales of Securities which receive the prior approval of the Compliance Officer (such person having no personal interest in such purchases or sales), based on a determination that no abuse is involved and that such purchases and sales are not likely to have any economic impact on any fund in the Complex or on its ability to

--------
1   Exhibit B will be amended by the Compliance Officer as necessary.

         purchase or sell Securities of the same class or other Securities of the same issuer.

                  (j) Purchases or sales of Unit Investment Trusts.

6.       PRECLEARANCE

         Access Persons (other than Disinterested Directors/Trustees) must preclear all personal Securities investments with the exception of those identified in subparts (a), (c), (d), (h) and (j) of Section 5 above.

         All requests for preclearance must be submitted to the Compliance Officer for approval. All approved orders must be executed no later than 5:00 p.m. local time on the business day following the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.

7.       REPORTING

         (a) Disinterested Directors/Trustees shall report to the Secretary of the Fund or the Compliance Officer the information described in Section 7(b) hereof with respect to transactions in any Security in which such Disinterested Director/Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security ONLY if such Disinterested Director/Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a Director/Trustee of the Fund, should have known that, during the 15-day period immediately preceding or subsequent to the date of the transaction in a Security by such Director/Trustee, such Security is or was purchased or sold by the Fund or was being considered for purchase or sale by the Fund, the Manager or Adviser/Subadviser; provided, however, that a Disinterested Director/Trustee is not required to make a report with respect to transactions effected in any account over which such Director/Trustee does not have any direct or indirect influence or control or in any account of the Disinterested Director/Trustee which is managed on a discretionary basis by a person other than such Director/Trustee and with respect to which such Director/Trustee does not in fact influence or control such transactions. The Secretary of the Fund or the Compliance Officer shall maintain such reports and such other records to the extent required by Rule 17j-1 under the Act.

         (b) Every report required by Section 7(a) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (i) The date of the transaction, the title and the number of shares, and the principal amount of each Security involved;

         (ii) The nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

         (iii) The price at which the transaction was effected;

         (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (v)  The date that the report is submitted.

         (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

8.       RECORDS OF SECURITIES TRANSACTIONS AND POST-TRADE REVIEW

         Access Persons (other than Disinterested Directors/Trustees) are required to direct their brokers to supply, on a timely basis, duplicate copies of confirmations of all

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personal Securities transactions and copies of periodic statements for all
Securities accounts in which such Access Persons have a Beneficial Ownership interest to the Compliance Officer. Such instructions must be made upon becoming an Access Person and promptly as new accounts are established, but no later than ten days after the end of a calendar quarter, with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect beneficial interest of the Access Person. Notification must be made in writing and a copy of the notification must be submitted to Compliance. This notification will include the broker, dealer or bank with which the account was established and the date the account was established.

         Compliance with this Code requirement will be deemed to satisfy the reporting requirements imposed on Access Persons under Rule 17j-1(d), provided, however, that such confirmations and statements contain all the information required by Section 7. b. hereof and are furnished within the time period required by such section.

         The Compliance Officer will periodically review the personal investment activity and holdings reports of all Access Persons (including Disinterested Directors/Trustees with respect to Securities transactions reported pursuant to
Section 7 above).

9.       DISCLOSURE OF PERSONAL HOLDINGS

         Within ten days after an individual first becomes an Access Person and thereafter on an annual basis, each Access Person (other than Disinterested Directors/Trustees) must disclose all personal Securities holdings. Such disclosure must be made in writing and be as of the date the individual first became an Access Person with respect to the initial report and by January 30 of each year, including holdings information as of December 31, with respect to the annual report. All such reports shall include the following: title, number of shares and principal amount of each security held, name of broker, dealer or bank with whom these securities are held and the date of submission by the Access Person.

 10.     GIFTS

         Access Persons are prohibited from receiving any gift or other thing of more than $100 in value from any person or entity that does business with or on behalf of the Fund. Occasional business meals or entertainment (theatrical or sporting events, etc.) are permitted so long as they are not excessive in number or cost.

11.      SERVICE AS A DIRECTOR

         Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. In the limited instances that such board service is authorized, Investment Personnel will be isolated from those making investment decisions affecting transactions in Securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of "Chinese Wall" or other procedures designed to address the potential conflicts of interest.

12.      CERTIFICATION OF COMPLIANCE WITH THE CODE

         Access Persons are required to certify annually as follows:

         (i)   that they have read and understood the Code;

         (ii)  that they recognize that they are subject to the Code;

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

         (iii) that they have complied with the requirements of the Code; and

         (iv) that they have disclosed or reported all personal Securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

13.      CODE VIOLATIONS

         All violations of the Code will be reported to the Board of Directors/Trustees of the Fund on a quarterly basis. The Board of Directors/Trustees may take such action as it deems appropriate.

14.      REVIEW BY THE BOARD OF DIRECTORS/TRUSTEES

         The Board of Directors/Trustees will be provided with an annual report which at a minimum:

         (i) certifies to the Board that the Fund, Manager, Investment Adviser/Subadviser, and Principal Underwriter has adopted procedures reasonably necessary to prevent its Access persons from violating its Code.

         (ii) summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;

         (iii) identifies material Code or procedural violations and sanctions imposed in response to those material violations; and

         (iv) identifies any recommended changes in existing restrictions or procedures based upon the Fund's experience under the Code, evolving industry practices, or developments in applicable laws and regulations.

The Board will review such report and determine if any further action is required.

                            EXPLANATORY NOTES TO CODE

         1. No comparable Code requirements have been imposed upon Prudential Mutual Fund Services LLC, the Fund's transfer agent, or those of its directors or officers who are not Directors/Trustees or Officers of the Fund since they are deemed not to constitute Access Persons or Advisory Persons as defined in paragraphs (e)(1) and (2) of Rule 17j-1.

Dated:   February 29, 2000

                                                                       EXHIBIT A
                       DEFINITION OF BENEFICIAL OWNERSHIP

         The term "beneficial ownership" of securities would include not only ownership of securities held by an access person for his or her own benefit,whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account by pledges, securities owned by a partnership in which he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by an access person for the benefit of someone else.

         Ordinarily, this term would not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

         Securities held in the name of another should be considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership". The SEC has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

         An access person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contact, understanding, relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

         An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.

                                                                      EXHIBIT B

                      INDEX OPTIONS ON A BROAD-BASED INDEX

      TICKER SYMBOL                                 DESCRIPTION
---------------------------------------- ----------------------------------
NIK                                      Nikkei 300 Index CI/Euro
---------------------------------------- ----------------------------------
OEX                                      S&P 100 Close/Amer Index
---------------------------------------- ----------------------------------
OEW                                      S&P 100 Close/Amer Index
---------------------------------------- ----------------------------------
OEY                                      S&P 100 Close/Amer Index
---------------------------------------- ----------------------------------
SPB                                      S&P 500 Index
---------------------------------------- ----------------------------------
SPZ                                      S&P 500 Open/Euro Index
---------------------------------------- ----------------------------------
SPX                                      S&P 500 Open/Euro Index
---------------------------------------- ----------------------------------
SXZ                                      S&P 500 (Wrap)
---------------------------------------- ----------------------------------
SXB                                      S&P 500 Open/Euro Index
---------------------------------------- ----------------------------------
RUZ                                      Russell 2000 Open/Euro Index
---------------------------------------- ----------------------------------
RUT                                      Russell 2000 Open/Euro Index
---------------------------------------- ----------------------------------
MID                                      S&P Midcap 400 Open/Euro Index
---------------------------------------- ----------------------------------
NDX                                      NASDAQ- 100 Open/Euro Index
---------------------------------------- ----------------------------------
NDU                                      NASDAQ- 100 Open/Euro Index
---------------------------------------- ----------------------------------
NDZ                                      NASDAQ- 100 Open/Euro Index
---------------------------------------- ----------------------------------
NDV                                      NASDAQ- 100 Open/Euro Index
---------------------------------------- ----------------------------------
NCZ                                      NASDAQ- 100 Open/Euro Index
---------------------------------------- ----------------------------------
SML                                      S&P Small Cap 600
---------------------------------------- ----------------------------------
TPX                                      U.S. Top 100 Sector
---------------------------------------- ----------------------------------
SPL                                      S&P 500 Long-Term Close
---------------------------------------- ----------------------------------
ZRU                                      Russell 2000 L-T Open./Euro
---------------------------------------- ----------------------------------
VRU                                      Russell 2000 Long-Term Index
---------------------------------------- ----------------------------------